Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-122804 on Form N-1A of our report dated February 24, 2026, relating to the financial statements and financial highlights of the funds listed on the Schedule A, each a series of MML Series Investment Fund II, appearing in the Form N-CSR of MML Series Investment Fund II for the year ended December 31, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm,” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 23, 2026

Schedule A

Portfolio Name
MML VIP BlackRock iShares® 60/40 Allocation Fund (formerly known as “MML iShares® 60/40 Allocation Fund”)
MML VIP BlackRock iShares® 80/20 Allocation Fund (formerly known as “MML iShares® 80/20 Allocation Fund”)
MML VIP Barings Core Bond Fund (formerly known as “MML Managed Bond Fund”)
MML VIP Barings U.S. Government Money Market Fund (formerly known as “MML U.S. Government Money Market Fund”)
MML VIP Invesco Small Cap Equity Fund (formerly known as “MML Small Cap Equity Fund”)
MML VIP Barings Inflation-Protected and Income Fund (formerly known as “MML Inflation-Protected and Income Fund”)
MML VIP Barings Short-Duration Bond Fund (formerly known as “MML Short-Duration Bond Fund”)
MML VIP BlackRock® Balanced Fund (formerly known as “MML Blend Fund”)
MML VIP Franklin Templeton Equity Fund (formerly known as “MML Equity Fund”)
MML VIP Invesco Discovery Large Cap Fund (formerly known as “MML Invesco Discovery Large Cap Fund”)
MML VIP Invesco Discovery Mid Cap Fund (formerly known as “MML Invesco Discovery Mid Cap Fund”)